U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2008

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	33-0814123 (IRS Employer Identification No.)

2290 Huntington Drive, Suite 100, San Marino, CA, 91108
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
Item 8.01	Other Events

On October 28, 2008, Viral Genetics, Inc., a Delaware corporation (the “Company”) exercised its option to obtain the remaining 56% of V-Clip Pharmaceuticals, Inc. (“V-Clip”) that it did not already own by merging V-Clip with and into the Company’s wholly-owned subsidiary, also called Viral Genetics, Inc., a California corporation (the “Subsidiary”). The transaction will close upon completion of certain corporate filings with the California Secretary of State, which we estimate will occur within 15 days of the filing of this report on Form 8-K. As a result, V-Clip shall cease as a separate corporate entity and the Subsidiary will be the surviving corporation.

Pursuant to the terms of the merger, which were defined in the revised Memorandum of Understanding by and between the Regents of the University of Colorado (the “University”), V-Clip, and the Company (the “MOU”), dated July 22, 2008, the Company is issuing to the stockholders of V-Clip a total of 18,529,915 shares of common stock of the Company and a total of 43,854,355 warrants to acquire shares of common stock of the Company in exchange for their shares of V-Clip. These totals exclude shares and warrants which are issuable to the Company itself, who owned 44% of V-Clip prior to the merger, as they are being returned to treasury for cancellation. Of the warrants that are issued, 18,529,915 have an exercise price of $0.03, expire on the 10th anniversary of the date the V-Clip merger closes, and have cashless exercise features; 5,027,159 have an exercise price of $0.315 and expire on May 30, 2001; 490,200 have an exercise price of $0.282 and expire on August 29, 2012; 7,900,561 have an exercise price of $0.39 and expire on February 28, 2010; 1,418,067 have an exercise price of $0.267 and expire May 30, 2010; and 10,488,453 have an exercise price of $0.01, expire on the 10th anniversary of the date the V-Clip merger closes, and have cashless exercise features.

The anti-dilution rights of the University described in the License Agreement terminate as a result of the V-Clip merger.

V-Clip was formed by the Company and other founding shareholders as the vehicle to acquire rights to certain patents and patent applications in the fields of diagnosis and treatment of HIV, AIDS, Hepatitis C, and Herpes developed by Professor M. Karen Newell, PhD, at the University of Colorado, Colorado Springs. The rights were obtained under an Exclusive License Agreement dated November 30, 2007 by and between the University, V-Clip, and the Company (the “License Agreement”). The terms of the transaction, including the redacted form of the License Agreement itself, were previously disclosed on Form 8-K on December 3, 2007.

As a result of the merger of V-Clip, the Company is now in effect obligated to maintain the commitments of V-Clip under the License Agreement and related documents. Beginning January 1, 2009, a minimum annual royalty of $25,000 is payable to the University, which amount will increase to $75,000 after commencement of commercial sales of products incorporating the licensed technology, and additional royalties will become payable under the License Agreement upon certain conditions as more fully described therein.  The Licensee has also agreed to sponsor research at an annual indirect cost rate of $100,000 by making quarterly payments of $25,000 during each of the four years commencing January 1, 2008, provided that at the time any such payment is due, Newell is employed by the University (the aggregate of such quarterly payments shall be referred to as the “Sponsored Research Payments”). Certain other royalties are payable upon completion of certain milestones as well as upon sublicensing of the rights, all of which are deemed confidential and have been redacted. The Company elected to exercise its rights to acquire the remaining portion of V-Clip it did not already own as a result of attaining what it deemed successful completion of testing of the viability and usefulness of the licensed technology under the License Agreement (described below). As a result, the obligation of the Company to expend approximately $600,000 is deemed by the Company to be complete.

Item 3.02	Unregistered Sales of Equity Securities

In March 2006, Viral Genetics issued convertible debentures to a group of accredited investors, which were restructured in February 2007 and in August 2008 (the “Debentures”). The Debentures were originally issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D and restructured in reliance on the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933. The following describes transactions in connection with the Debentures.

On August 18, 2008 and September 2, 2008, the Company issued 2,000,000 and 5,224,229 shares of common stock, respectively, to Nite Capital LP in exchange for the conversion of $64,750 of principal and interest on a Debenture held by them. This represents repayment of all obligations to Nite Capital LP under Debentures.

On August 19, 2008 and September 8, 2008, the Company issued 4,000,000 and 590,000 shares of common stock, respectively, to Crescent International, Ltd. in exchange for the conversion of $114,750 of principal and interest on a Debenture held by them.

On August 19, 2008 the Company issued 1,936,422 shares of common stock to Palisades Master Fund LP in exchange for the conversion of $48,410 of interest on a Debenture held by them. This represents repayment of all obligations to Palisades Master Fund LP under Debentures.

On August 19, 2008 the Company issued 3,078,528 shares of common stock to DKR Sound Shore Oasis Holding Fund Ltd. in exchange for the conversion of $76,963 of principal and interest on a Debenture held by them. This represents repayment of all obligations to DKR Sound Shore Oasis Holding Fund Ltd. under Debentures.

The securities described below were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

On October 1, 2008 the Company issued 7,000,000 shares of common stock to Imperial Consulting Network Inc. for services under a consulting agreement dated November 15, 2007.

On September 11, 2008 the Company issued 2,500,000 shares of common stock to Sipada Inc. for services under a consulting agreement dated November 15, 2007.

On September 11, 2008 the Company issued 5,500,000 shares of common stock to New York International Commerce Group Inc. in consideration of the repurchase of royalty rights previously granted to them.  The repurchase agreement was made March 31, 2008.

On September 11, 2008 the Company issued 2,200,000 shares of common stock to L&M Global Ventures Inc. in consideration of the repurchase of royalty rights previously granted to them. The repurchase agreement was made March 31, 2008.

On November 4, 2008, the Company issued to Soh Teck Toh 15,000,000 shares of common stock and warrants to acquire 15,000,000 shares of common stock at $0.015, in exchange for the conversion of debt totaling $150,000 under a Secured Revolving Credit Note.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Elizabeth Hoffman, PhD, resigned as a member of the Board of Directors effective October 29, 2008.

Item 9.01	Financial Statements and Exhibits

A copy of the following document is included as an exhibit to this report.

Exhibit No.	Description of Document

10.1	Agreement and Plan of Merger dated November __, 2008 by and among the V-Clip Pharmaceuticals, Inc., Viral Genetics, Inc., a Delaware corporation, and Viral Genetics, Inc., a California corporation.

10.2	Consent and Understanding dated November __, 2008 by and among the V-Clip Pharmaceuticals, Inc., Viral Genetics, Inc., a Delaware corporation, and Viral Genetics, Inc., a California corporation.

10.3
Exclusive License Agreement (redacted) dated November 30, 2007 by and among the Regents of The University of Colorado, V-Clip Pharmaceuticals, Inc., and Viral Genetics, Inc., incorporated by reference to report on Form 8-K dated December 3, 2007.

10.4
Subscription Agreement dated November 30, 2007 by and between V-Clip Pharmaceuticals, Inc. and University License Equity Holdings, Inc., incorporated by reference to report on Form 8-K dated December 3, 2007.

10.5
Memorandum of Understanding dated November 30, 2007 by and among Viral Genetics, Inc., V-Clip Pharmaceuticals, Inc. and University License Equity Holdings, Inc., incorporated by reference to report on Form 8-K dated December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: November ___, 2008	By:	/s/ Haig Keledjian
Haig Keledjian, President